UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 9, 2021

PIONEER NATURAL RESOURCES COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Hidden Ridge
Irving, Texas 75038
(Address of principal executive offices and zip code)
(972) 444-9001
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	PXD	New York Stock Exchange

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act.         ☐

Item 2.02    Results of Operations and Financial Condition
Explanatory note:  Pioneer Natural Resources Company and its subsidiaries ("Pioneer" or the "Company") presents in this Item 2.02 certain information for the three and twelve months ended December 31, 2020 regarding (i) the impact to results of operations related to changes in the fair value of derivative instruments and certain other information regarding its derivative instruments, (ii) the impact to results of operations from the change in fair value of the Company's investment in affiliate, (iii) the net effect of third party purchases and sales of oil, gas and diesel on its results of operations and (iv) the average daily production for the one and three months ended December 31, 2020 attributable to Parsley Energy Inc. ("Parsley"), reflecting production prior to the closing of the acquisition by the Company on January 12, 2021.
Derivative Activity
The following table summarizes the net derivative results that the Company expects to report in its earnings for the three and twelve months ended December 31, 2020:

	Three Months Ended December 31, 2020	Twelve Months Ended December 31, 2020
	(in millions)
Noncash changes in fair value:
Oil derivative loss, net	$(193)	$(197)
Gas derivative gain (loss), net	15	(9)
Total noncash derivative loss, net	(178)	(206)

Net cash receipts (payments) on settled derivative instruments:
Oil derivative receipts (payments) (a)	(44)	69
Gas derivative payments (b)	—	(3)
Interest rate derivative payments	—	(22)
Total cash receipts (payments) on settled derivative instruments, net	(44)	44
Total derivative loss, net	$(222)	$(162)
_____________________
(a)Includes the effect of liquidating certain of the Company's 2020 and 2021 Brent collar contracts with short puts for cash payments of $11 million for the twelve months ended December 31, 2020.
(b)Includes the effect of liquidating certain of the Company's 2021 NYMEX swap contracts for cash receipts of $1 million for the three and twelve months ended December 31, 2020.
Investment in Affiliate
The Company owns 16.6 million shares of ProPetro Holding Corp. ("ProPetro"), which is measured on a recurring basis at fair value. The Company expects to report a noncash gain of $55 million and a noncash loss of $64 million on its investment in ProPetro for the three and twelve months ended December 31, 2020, respectively.
Sales of Purchased Commodities
The Company enters into pipeline capacity commitments in order to secure available oil, NGLs, and gas transportation capacity from the Company's areas of production and secure diesel supply from the Gulf Coast to the Company's operations in the Permian Basin. The Company enters into purchase transactions with third parties and separate sale transactions with third parties to diversify a portion of the Company's oil and gas sales to (i) Gulf Coast refineries, (ii) Gulf Coast and West Coast gas markets and (iii) international oil markets, and to satisfy unused gas pipeline capacity commitments. The Company expects the net effect of third party purchases and sales of oil and gas for the three and twelve months ended December 31, 2020 to result in losses of $32 million and $239 million, respectively.
Parsley Average Daily Production
The Company acquired Parsley on January 12, 2021 and will include Parsley's production in its reported results from the acquisition date forward. For informational purposes only, the Company is providing Parsley's expected average daily production for the one and three months ended December 31, 2020. The production volumes exclude production attributable to assets that were divested to an unaffiliated third party during the fourth quarter of 2020. The divested assets included approximately 12,000 net acres in Pecos county of the Delaware Basin with production of approximately 1,900 net barrels of oil equivalent per day and 1,400 net barrels of oil per day.
Production. During the three months ended December 31, 2020, the Company expects Parsley production to average 178 thousand barrels of oil equivalent per day, which is comprised of (i) average daily oil production of 106 thousand barrels per day, (ii) average daily NGL production of 40 thousand barrels per day and (iii) average daily gas production of 193 million cubic feet per day.
During the month ended December 31, 2020, the Company expects Parsley production to average 174 thousand barrels of oil equivalent per day, which is comprised of (i) average daily oil production of 104 thousand barrels per day, (ii) average daily NGL production of 39 thousand barrels per day and (iii) average daily gas production of 186 million cubic feet per day.

Item 7.01    Regulation FD Disclosure
The Company's open commodity oil and gas derivative positions as of February 5, 2021 are as follows. These positions include contracts assumed by the Company as a result of the acquisition of Parsley on January 12, 2021.

	2021				Year Ending December 31, 2022
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Average daily oil production associated with derivatives (Bbl):
Brent swap contracts:
Volume	88,400	102,000	17,000	17,000	—
Price	$46.47	$46.47	$44.45	$44.45	$—
MEH swap contracts:
Volume	46,800	54,000	43,000	43,000	4,932
Price	$41.85	$41.85	$40.52	$40.52	$43.81
Midland WTI swap contracts:
Volume	4,333	5,000	5,000	5,000	—
Price	$40.50	$40.50	$40.50	$40.50	$—
Brent call contracts sold:
Volume (a)	20,000	20,000	20,000	20,000	—
Price	$69.74	$69.74	$69.74	$69.74	$—
Brent collar contracts with short puts:
Volume	90,000	90,000	90,000	90,000	20,000
Price:
Ceiling	$50.74	$50.74	$50.74	$50.74	$57.88
Floor	$45.11	$45.11	$45.11	$45.11	$45.50
Short put	$35.07	$35.07	$35.07	$35.07	$35.00
MEH collar contracts with short puts:
Volume	17,680	20,187	9,446	9,446	—
Price:
Ceiling	$59.44	$59.39	$51.29	$51.29	$—
Floor	$49.34	$49.30	$41.55	$41.55	$—
Short put	$39.34	$39.30	$31.55	$31.55	$—
Average daily gas production associated with derivatives (MMBtu):
NYMEX swap contracts:
Volume	127,222	100,000	100,000	100,000	—
Price	$2.66	$2.68	$2.68	$2.68	$—
ICE Dutch TTF swap contracts:
Volume	30,000	30,000	30,000	30,000	—
Price	$5.07	$5.07	$5.07	$5.07	$—
WAHA swap contracts:
Volume	101,183	116,484	116,304	116,304	4,932
Price	$2.36	$2.36	$2.36	$2.36	$2.46
NYMEX collar contracts:
Volume	150,000	150,000	150,000	150,000	—
Price:
Ceiling	$3.15	$3.15	$3.15	$3.15	$—
Floor	$2.50	$2.50	$2.50	$2.50	$—
Basis swap contracts:
Permian Basin index swap volume (b)	10,000	—	—	—	—
Price differential	$(1.46)	$—	$—	$—	$—
____________________
(a)The referenced call contracts were sold in exchange for higher ceiling prices on certain 2020 collar contracts.
(b)The referenced basis swap contracts locks-in the basis differential between the index price at which the Company sells its Permian Basin gas and the NYMEX index price used in swap contracts.

Cautionary Statement Concerning Forward-Looking Statements
Except for historical information contained herein, the statements in this Current Report on Form 8-K are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of the Company are subject to a number of risks and uncertainties that may cause the Company's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of commodity prices; product supply and demand; the impact of a widespread outbreak of an illness, such as the COVID-19 pandemic, on global and U.S. economic activity; competition; the ability to obtain environmental and other permits and the timing thereof; the effect of future regulatory or legislative actions on Pioneer or the industries in which it operates, including the risk of new restrictions with respect to development activities; the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms; potential liability resulting from pending or future litigation; the costs and results of drilling and operations; availability of equipment, services, resources and personnel required to perform the Company's drilling and operating activities; access to and availability of transportation, processing, fractionation, refining, storage and export facilities; Pioneer's ability to replace reserves; implement its business plans or complete its development activities as scheduled; the risk that the Company will not be able to successfully integrate the business of Parsley or fully or timely realize the expected cost savings, synergies and growth from the Parsley acquisition; access to and cost of capital; the financial strength of counterparties to Pioneer's credit facility, investment instruments and derivative contracts and purchasers of Pioneer's oil, NGL and gas production; uncertainties about estimates of reserves; identification of drilling locations and the ability to add proved reserves in the future; the assumptions underlying production forecasts; quality of technical data; environmental and weather risks, including the possible impacts of climate change; cybersecurity risks; the risks associated with the ownership and operation of the Company's oilfield services businesses and acts of war or terrorism. These and other risks are described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the United States Securities and Exchange Commission. In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse effect on it. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. The Company undertakes no duty to publicly update these statements except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Margaret M. Montemayor
Margaret M. Montemayor
Vice President and Chief Accounting Officer

Date:	February 9, 2021